UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2009

Vanguard Natural Resources, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 San Felipe, Suite 485

Houston, Texas 77063

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 12, 2009, Vanguard Natural Resources, LLC (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Wells Fargo Securities, LLC and RBC Capital Markets Corporation, as joint book-running managers and representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company sold 3,500,000 common units representing limited liability company interests in the Company (the “Units”) at a price of $14.25 per Unit ($13.65 per Unit, net of underwriting discount). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 525,000 Units on the same terms as those Units sold by the Company to cover over-allotments, if any. The Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-159911) of the Company, as supplemented by the Prospectus Supplement dated August 12, 2009 relating to the Units, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act on August 12, 2009. The Company expects the transaction to close on August 17, 2009.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on one hand, and the Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company also agreed not to issue units or securities convertible into units for a period of 75 days after August 12, 2009, without the prior consent of the representatives of Citigroup Global Markets Inc., Wells Fargo Securities, LLC and RBC Capital Markets Corporation.

Citigroup Global Markets Inc., Wells Fargo Securities, LLC and RBC Capital Markets and their affiliates have performed investment and commercial banking and advisory services for the Company and its affiliates from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their businesses. Affiliates of Citigroup Global Markets Inc., Wells Fargo Securities, LLC and Scotia Capital (USA) Inc. are lenders under the Company’s reserve-based credit facility and will receive a portion of the proceeds from this offering through the repayment of indebtedness under the credit facility.

The summary of the Underwriting Agreement set forth in this Section 1.01 does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 12, 2009, the Company issued a press release announcing that it had priced the offering of 3,500,000 Units. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
Exhibit 1.1

Underwriting Agreement dated August 12, 2009, by and among Vanguard Natural Resources, LLC and Citigroup Global Markets Inc., Wells Fargo Securities, LLC and RBC Capital Markets Corporation, as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibits 5.1 and 8.1).

Exhibit 99.1	Press Release dated August 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

By:	/s/ Scott W. Smith
Name:	Scott W. Smith
Title:	President, Chief Executive Officer and Director

August 12, 2009

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 1.1

Underwriting Agreement dated August 12, 2009, by and among Vanguard Natural Resources, LLC and Citigroup Global Markets Inc., Wells Fargo Securities, LLC and RBC Capital Markets Corporation, as representatives of the several underwriters named therein.

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibits 5.1 and 8.1).
Exhibit 99.1	Press Release dated August 12, 2009